EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 195 to Registration Statement No. 002-22019 on Form N-1A of our reports dated November 21, 2016, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Growth Trust  (the “Trust”), and the Portfolio listed on the attached Schedule A, appearing in the Annual Report on Form N-CSR of the Trust for the year ended September 30, 2016, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 26, 2017

Schedule A

Report Date

           Eaton Vance Growth Trust

November 21, 2016

Eaton Vance Atlanta Capital Focused Growth Fund

November 21, 2016

Eaton Vance Atlanta Capital Select Equity Fund

November 21, 2016               Eaton Vance Atlanta Capital SMID-Cap Fund

Portfolio whose financial statements are included in Eaton Vance Atlanta Capital SMID-Cap Fund’s annual report for the year ending September 30, 2016:

Report Date

Portfolio

November 21, 2016

SMID-Cap Portfolio